Exhibit 99.2
COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT
BUSINESS LITIGATION SESSION

x

IN RE PROGRESS SOFTWARE CORP.	:	Civil Action
DERIVATIVE LITIGATION	:	No. 07-1937-BLS2
:
x

UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS

x

ARKANSAS TEACHER RETIREMENT	:
SYSTEM, Derivatively on Behalf of
PROGRESS SOFTWARE CORPORATION,	:

Plaintiff,	:

vs.	:	Civil Action
No. 08-10757-RCL
JOSEPH W. ALSOP, DAVID IRELAND,	:
RICHARD R. REIDY, NORMAN R. ROBERTSON,
PETER SLIWKOWSKI, DAVID P. VESTY,	:
DAVID H. BENTON, ROGER J. HEINEN, JR.,
MICHAEL L. MARK, SCOTT A. McGREGOR,	:
AMRAM RASIEL, and LARRY R. HARRIS,
:

Defendants,	:
and	:

PROGRESS SOFTWARE CORPORATION,	:

Nominal Defendant.	:
x

STIPULATION OF SETTLEMENT

          This Stipulation of Settlement in the above-captioned actions (the “Litigation”), including the exhibits attached hereto, dated September 5, 2008 (the “Stipulation”), is made and entered into by and among the following Settling Parties: (i) Rhudel Acuna and Terry White (the “State Plaintiffs”) (on behalf of themselves and derivatively on behalf of Progress Software Corporation (“PSC” or the “Company”)); (ii) Arkansas Teacher Retirement System (the “Federal Plaintiff”) (on behalf of itself and derivatively on behalf of PSC) (together with the State Plaintiffs, “Plaintiffs”); (iii) the Individual Defendants (as defined herein); and (iv) nominal defendant PSC, each by and through their respective counsel, except that in the case of PSC, by and through counsel to the Special Litigation Committee of the Board of Directors of PSC (the “SLC”). The Stipulation is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined herein), upon and subject to the terms and conditions hereof (the “Settlement”).
I. INTRODUCTION
     A. PSC’s Restatement And Formation Of The SLC
          On June 19, 2006, PSC announced that the Audit Committee of its Board of Directors (the “Board”) had begun a voluntary review of the Company’s historical stock options-granting practices beginning in the 1996 fiscal year. On August 29, 2006, PSC announced that it would restate its previously issued financial statements in order to correct errors relating to its accounting for stock-based compensation, and also that it expected to record additional non-cash charges of approximately $20 million to $30 million for stock-based compensation during the period from December 1, 1995 to February 28, 2006.
          On September 19, 2006, PSC announced that the Board had created a special committee to continue the voluntary stock options review commenced by the Audit Committee (the “Special Committee”).

The Special Committee found, in part, that: (i) retrospective pricing of stock options granted to employees occurred at PSC during fiscal years 1996 through 2005; (ii) the retrospectively priced stock options were not accounted for correctly; and (iii) there was no evidence of willful misconduct. Upon completion of the Special Committee’s investigation, PSC announced in its Form 10-K/A filed with the SEC on December 18, 2006, that it recorded additional stock-based compensation charges in the aggregate amount of $29.2 million for the years ended November 30, 1996 through November 30, 2005. In addition, PSC announced that certain individuals had agreed to amend certain of their outstanding stock options to increase the exercise prices of those options to an amount equal to the fair market value of the Company’s common stock as of the measurement dates of such options for accounting and tax purposes. Also, to the extent that any options that were the subject of the restatement had previously been exercised, those individuals agreed to pay the Company the amount by which the fair market value of such options exceeded the exercise price on the restated measurement date, net of any tax impact.
          On March 7, 2007, the Board formed the SLC, pursuant to Section 7.44(b)(2) of the Massachusetts Business Corporation Act, Mass. Gen. Laws, ch. 156D (the “MBCA”), to investigate and make a determination regarding the claims asserted by the Plaintiffs and “all other similar suits and demands.” The SLC is comprised of non-management directors Barry N. Bycoff and Charles A. Kane, and pursuant to Subdivision D of the MBCA, the SLC has sole and complete authority to determine any appropriate actions to be taken on behalf of PSC in response to the claims asserted by the Plaintiffs and “all other similar suits and demands,” including whether to pursue such claims, whether to seek an extrajudicial resolution of such claims, or whether to seek an order from the court to dismiss such claims.

     B. The State Action
          By letters dated August 26, 2006, and September 5, 2006, plaintiff Acuna and plaintiff White, respectively made shareholder demands on the Board to remedy asserted breaches of fiduciary duties in connection with PSC’s historical stock option granting practices. On January 16, 2007, plaintiff Acuna filed a shareholder derivative action nominally on behalf of PSC against certain current and former members of the Board and certain current and former officers of PSC, captioned Acuna v. Alsop, Civ. A. No. 07-0157-L2, in the Massachusetts Superior Court, and on March 28, 2007, plaintiff White filed a substantially similar action in the same court, captioned White v. Alsop, Civ. A. No. 07-1172-L1. The Acuna and White complaints assert claims for breach of fiduciary duty, accounting, unjust enrichment and rescission. The complaints allege, among other things, that from 1993 to 2005, the Individual Defendants engaged in unlawful or improper practices related to PSC’s granting and accounting for stock options.
          By joint motions, Acuna and White were transferred into the Business Litigation Session of the Massachusetts Superior Court (the “State Court”), and subsequently consolidated by Order dated June 26, 2007 (the “State Action”). Pursuant to Section 7.43 of the MBCA, on several occasions the State Court granted the parties’ joint motions to stay proceedings to allow the SLC to complete its investigation.
     C. The Federal Action
          On August 17, 2006, the Federal Plaintiff filed a shareholder derivative action nominally on behalf of PSC against certain current and former officers and directors of PSC in the United States District Court for the District of Massachusetts (the “Federal Court”), captioned Arkansas Teacher Retirement System v. Joseph W. Alsop et al., Civ. A. No. 06-11459-RCL (“Arkansas I”).

By letter dated August 28, 2006, the Federal Plaintiff made a shareholder demand on the Board to remedy asserted breaches of fiduciary duties in connection with PSC’s historical stock option-granting practices. On November 30, 2006, the Federal Plaintiff filed an amended shareholder derivative complaint in Arkansas I.
          On January 23, 2007, PSC and certain other of the individually named defendants filed motions to dismiss Arkansas I, arguing, among other things, that the case should be dismissed on the grounds that the Federal Plaintiff failed to make the pre-suit demand on the Board required by Section 7.42 of the MBCA. The Federal Plaintiff filed an opposition to those motions on February 22, 2007. On March 19, 2007, certain other defendants filed motions to dismiss Arkansas I. The Federal Plaintiff filed an opposition to those motions on April 18, 2007. On March 27, 2007, the SLC filed a motion in Arkansas I requesting that the court address only PSC’s motion to dismiss on the grounds that the Federal Plaintiff failed to make the statutorily-required pre-suit demand upon the Board. The Federal Plaintiff filed an opposition to that motion on April 9, 2007.
          On May 14, 2007, Magistrate Judge Marianne B. Bowler heard oral argument on the issue of the Federal Plaintiff’s failure to make a pre-suit demand. On August 29, 2007, Magistrate Judge Bowler entered a Report And Recommendation (the “Report”) that Arkansas I be dismissed for lack of the requisite pre-suit demand. The Federal Plaintiff did not file objections to the Report, and by electronic order dated September 22, 2007, the Federal Court adopted the Report. On September 25, 2007, the Federal Court entered final judgment in favor of defendants and dismissed Arkansas I.

          By letter dated September 22, 2007, the Federal Plaintiff made a second shareholder demand on the Board to remedy asserted breaches of fiduciary duties in connection with PSC’s historical stock option-granting practices. On May 5, 2008, the Federal Plaintiff filed a second shareholder derivative action nominally on behalf of PSC against certain current and former officers and directors of PSC in the Federal Court, captioned Arkansas Teacher Retirement System v. Joseph W. Alsop et al., Civ. A. No. 08-10757-RCL (“Arkansas II” or the “Federal Action”). The Arkansas II complaint is substantially similar to the complaints filed by the State Plaintiffs, except that the Federal Plaintiff alleges violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. § 78j(b), and Rule 10b-5 thereunder. By agreement of the parties, the Federal Court stayed all proceedings to allow the SLC to complete its investigation.

II.	SLC’S STATEMENT AND DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
          The SLC, through and with the assistance of counsel, conducted an independent, in-depth and extensive factual investigation to determine what course of action is in the best interests of nominal defendant PSC regarding claims asserted by the Plaintiffs in the Litigation. The SLC reached an independent, good faith determination that the proposed settlement is in PSC’s best interests, considering, among other things, the benefit provided to PSC by the Settlement and the risks and expense of continued litigation.
          The Individual Defendants expressly deny all charges of wrongdoing or liability against them arising out of any conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants also deny the allegations that Plaintiffs or PSC or its shareholders have suffered damages by the conduct alleged in the Litigation. The Individual Defendants assert that at all relevant times, they acted in good faith, and in a manner that they reasonably believed to be in the best interests of PSC and its shareholders.

          Nonetheless, the Individual Defendants and PSC (through the SLC) have concluded that further conduct of the Litigation would be protracted, expensive and distractive to PSC and its management. The Individual Defendants and PSC have also taken into account the uncertainty and risks inherent in any litigation. The Individual Defendants and PSC have, therefore, determined that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth herein. Neither this Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Individual Defendants, PSC or the SLC of the merit or truth of any of the allegations or claims in the Litigation, or of any liability, fault or wrongdoing of any kind.
III. PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT
          The Plaintiffs believe that the claims asserted in the Litigation, and the claims which could potentially be asserted, have merit. However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation through trial and possibly through appeals. Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Plaintiffs also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Litigation or which may be asserted. The Plaintiffs believe that the Settlement set forth in this Stipulation confers substantial benefits upon PSC and its shareholders. Based on their evaluation, the Plaintiffs have determined that the Settlement set forth in the Stipulation is in the best interests of the Plaintiffs, PSC and its shareholders.
IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of PSC), the Individual Defendants, and PSC, by and through their respective counsel, except that in the case of PSC by and through counsel to the SLC, that, subject to all necessary court approvals, entry of a Final Judgment as provided in this Stipulation, and satisfaction of all other conditions set forth herein, the Litigation and all of the Released Claims shall be completely, fully, finally and forever compromised, settled and released, and the Litigation shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation as follows.
          1. Definitions
          As used in this Stipulation, the following terms have the meanings specified below:
          1.1 “Board” means the Board of Directors of PSC, including all committees and subcommittees thereof.
          1.2 “Defendants” means the Individual Defendants and nominal defendant PSC.
          1.3 “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 have occurred or have been satisfied.
          1.4 “Federal Action” means Arkansas Teacher Retirement System v. Joseph W. Alsop et al., Civ. A. No. 08-10757-RCL, pending in the United States District Court for the District of Massachusetts.

          1.5 “Federal Court” means the United States District Court for the District of Massachusetts.
          1.6 “Federal Plaintiff” means Arkansas Teacher Retirement System.
          1.7 “Fee and Expense Amount” means the agreed-to award of attorneys’ fees and expenses not to exceed the amount of $1,900,000.
          1.8 “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is the situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Litigation; or (2) an appeal has been filed and the courts of appeal have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration of further appellate review has passed; or (3) a higher court has granted further appellate review and the court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal.
          1.9 “Individual Defendants” means Joseph W. Alsop, Joseph A. Andrews, David H. Benton, Jennifer J. Bergantino, Chadwick H. Carpenter, Jr., Lorne J. Cooper, Michael J. Crismond, James D. Freedman, Eric D. Frey, Larry R. Harris, Roger J. Heinen, Jr., David Ireland, Cary L. Johnson, Robert J. Lepkowski, Michael L. Mark, Arthur J. Marks, Scott A. McGregor, Gregory J. O’Connor, Amram Rasiel, Hugh Jefferson Ray III, Richard D. Reidy, Norman R. Robertson, Peter Sliwkowski, James W. Storey, David P. Vesty and John R. Wark.
          1.10 “Judgment” means the judgment to be rendered by the State Court or the Federal Court approving this Stipulation and dismissing the Litigation with prejudice.

          1.11 “Litigation” means, collectively, the Federal Action and the State Action.
          1.12 “Notice” means the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.
          1.13 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
          1.14 “Plaintiffs” means Federal Plaintiff and State Plaintiffs.
          1.15 “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal service to any of the Plaintiffs in connection with the Litigation.
          1.16 “PSC” means nominal defendant Progress Software Corporation, a Massachusetts corporation, and all of its predecessors, successors, and all present and former parents, subsidiaries, divisions and related or affiliated entities.
          1.17 “Related Persons” means (i) each of an Individual Defendant’s spouse, heirs, executors, estates, or administrators, any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest, any members of their immediate families, or any trust of which any Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family, (ii) each of the Individual Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Litigation, and (iii) all past, present, and future directors, officers, partners, controlling shareholders, joint venturers, related or affiliated entities, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, auditors, and attorneys for nominal defendant PSC. Related Persons does not include any insurers, co-insurers, or reinsurers of the Defendants.
          1.18 “Released Claims” shall collectively mean all claims, rights, causes of action, suits, matters and issues, known or unknown, that have been or could or might have been alleged or asserted derivatively, or in the case of PSC, directly, in the Litigation or any other court or forum by the Plaintiffs, PSC, or any record or beneficial PSC shareholder, whether indirectly, representatively, individually or in any other capacity against each and every of the Released Persons in connection with the Litigation or that arise from or relate to the matters or occurrences that were or could have been alleged in the Litigation, including any claims related to the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described, through and including the date of execution hereof. Released Claims shall not include any and all claims, rights, defenses, or causes of action that have been or that may be asserted against any insurers, co-insurers, or reinsurers of the Defendants, or against any insurance policies issued thereby. Such claims are expressly reserved and not waived.
          1.19 “Released Persons” means each and all of the Individual Defendants and their Related Persons.
          1.20 “Settlement” means the settlement and compromise of the Litigation as provided herein.
          1.21 “Settlement Hearing” means the hearing or hearings at which the State Court will review the adequacy, fairness and reasonableness of the Settlement.
          1.22 “Settling Parties” means, collectively, each of the Individual Defendants, PSC, and Plaintiffs on behalf of themselves, PSC and its shareholders.

          1.23 “SLC” means the Special Litigation Committee of the Board comprised of non-management directors Barry N. Bycoff and Charles A. Kane.
          1.24 “State Action” means the consolidated case captioned In re Progress Software Corp. Derivative Litig., Civil A. No. 07-1937-BLS2, pending in the Business Litigation Session of the Massachusetts Superior Court.
          1.25 “State Court” means the Business Litigation Session of the Massachusetts Superior Court.
          1.26 “State Plaintiffs” means Rhudel Acuna and Terry White.
          2. Settlement Of The Litigation
          2.1 In February 2007, following the commencement of the Litigation, the Board adopted a Stock Option Grant Policy (the “Grant Policy”), implementing certain corporate governance measures related to PSC’s stock option-granting practices. As further consideration for this Settlement, PSC through its Board shall adopt certain amendments to the Grant Policy, implementing additional corporate governance measures, not previously adopted, identified in the marked copy of the Grant Policy attached hereto as Exhibit A (the “Amended Grant Policy”). The Board shall adopt the Amended Grant Policy not less than 30 days after the Judgment has become Final as defined in ¶ 1.8. As additional consideration for this Settlement, the Grant Policy and the Amended Grant Policy, shall continue for a minimum period of three years subject to the continuing review and revision by the relevant committee of the Board in the ordinary course. Defendants acknowledge that these additional measures were negotiated as part of this Settlement. The Settling Parties acknowledge that the Litigation was a material factor in the SLC’s determination of the matters included within the Amended Grant Policy, and PSC acknowledges that the Amended Grant Policy confers a substantial benefit on PSC as part of the settlement of the Litigation.

          2.2 Individual Defendants Alsop, Benton, Freedman and Robertson agreed, following the filing of Arkansas I and the shareholder demand letters dated August 26, 2006 and September 5, 2006 by plaintiffs Acuna and White, respectively, to amend their outstanding stock options issued during periods when they participated in, or knew or should have known of, the practices relating to the retrospective dating of stock options, to increase the exercise prices of those options to an amount equal to the fair market value of the Company’s common stock as of the actual measurement dates of such options for accounting and tax purposes. In addition, to the extent that any restated stock options had previously been exercised, those Individual Defendants agreed to reimburse PSC the amount by which the fair market value of such options exceeded the exercise price on the measurement date for accounting and tax purposes, reduced by the amount of any federal and state taxes already paid or incurred by those Individual Defendants in connection with such exercises. Individual Defendants Heinen, Mark, McGregor and Rasiel voluntarily agreed to amend any below-market stock options they received to increase the exercise price and, to the extent such options had already been exercised, to make a payment to PSC on the same terms as apply to Individual Defendants Alsop, Benton, Freedman and Robertson. The total amount of the reimbursements from the Individual Defendants identified in this Paragraph 2.2 is valued at approximately $7,000,000 million (net of tax payments), based on the cancellation of vested stock options, repricing of unvested stock options, and cash consideration. The reimbursements, cancellations or repricings of the aforementioned options was a material factor in Plaintiffs’ decision to enter into the Settlement, and PSC acknowledges that such contributions confer a substantial benefit to PSC.

          2.3 As further consideration for this Settlement, Individual Defendants Alsop, Benton, Freedman, Heinen, Mark, McGregor, Rasiel and Robertson agree that they will not seek insurance coverage, reimbursement, contribution, or indemnification for any of the consideration that they provided as described in ¶ 2.2 from any source whatsoever, including but not limited to PSC, other Individual Defendants, any insurers, co-insurers, or reinsurers of the Defendants, or any other Released Person.
          3. Releases
          3.1 Subject to ¶ 3.3 and ¶ 3.4, upon the Effective Date, Plaintiffs, PSC, or any record or beneficial PSC shareholder, whether indirectly, representatively, individually or in any other capacity, shall be deemed to have, and by operation of the Final Judgments in the State Action and the Federal Action, shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims, whether known or unknown, arising out of, relating to, or in connection with the defense, settlement or resolution of the Litigation against the Released Persons.
          3.2 Subject to ¶ 3.3 and ¶ 3.4, upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Final Judgments in the State Action and the Federal Action, shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs’ Counsel, each only in their capacity as such, from all claims arising out of, relating to or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.
          3.3 These releases shall not be construed to limit or release any claims to enforce the terms of this Stipulation.

          3.4 Other than as provided in ¶ 2.3, nothing in this Stipulation is intended to or will affect Defendants’ rights, if any, with respect to indemnification and advancement rights and defenses under PSC’s by-laws, PSC’s articles of incorporation, Massachusetts law, and any other applicable authority.
          4. State Court Settlement Procedure
          4.1 Within five (5) business days of the execution of this Stipulation by all parties hereto, the Settling Parties shall apply in the State Court for an entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting, among other things, preliminary approval of the Settlement set forth in the Stipulation and related documents, such order to:
a.	approve the Settling Parties’ method of Notice to PSC shareholders of the Settlement and Settlement Hearing as required by § 7.45 of the MBCA and due process;

b.	approve the form of Notice, substantially in the form of Exhibit C attached hereto;

c.	set a date for a Settlement Hearing to determine whether the Settlement should be approved as fair, reasonable, adequate and in the best interests of PSC and its shareholders; and

d.	provide for entry of a Final Judgment and Order of Dismissal approving the Settlement (substantially in the form of Exhibit D attached hereto) and dismissing the State Action with prejudice, provided that the State Court determines, at or after the Settlement Hearing, that the Settlement should be approved as fair, reasonable, adequate and in the best interests of PSC and its shareholders.
          4.2 PSC shall be responsible for the cost and dissemination of the Notice to its shareholders of record after approval of the form of Notice by the State Court.

          5. Federal Court Settlement Procedure
          5.1 Simultaneously with the filing of the Preliminary Approval Order in the State Court, Plaintiffs’ Counsel in the Federal Action shall apply to the Federal Court for entry of an order to:
a.	approve the form of Notice, substantially in the form of Exhibit C attached hereto;

b.	conditionally approve the voluntary dismissal of the Federal Action with prejudice, substantially in the form of Exhibit E attached hereto; and

c.	provide that dismissal with prejudice be entered automatically upon the Judgment in the State Action becoming final.
          5.2 Plaintiffs’ Counsel in the Federal Action shall not seek attorneys’ fees or expenses from the Federal Court, but shall receive compensation for their services by distribution of such percentage of the Fee and Expense Amount as shall be determined by separate agreement among Plaintiffs’ Counsel.
          6. Conditions Of Settlement, Effect Of
               Disapproval, Cancellation Or Termination
          6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
a.	the State Court and the Federal Court have both entered Judgments approving the Settlement and dismissing the Litigation with prejudice; and

b.	the State Court’s and Federal Court’s Judgments have become Final as defined in ¶ 1.8.

          6.2 If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated unless Plaintiffs’ Counsel, the Individual Defendant’s counsel and the SLC’s counsel (on behalf of nominal defendant PSC) mutually agree in writing to proceed with the Stipulation.
          6.3 In the event that the Stipulation is not approved or is terminated, the proposed Settlement and any actions taken in connection therewith shall be vacated and terminated and shall become null and void for all purposes, and all negotiations, transactions and proceedings connected with it: (i) shall be without prejudice to the rights of any of the Settling Parties or the SLC; (ii) shall not be deemed to be or construed as evidence of, or an admission by any Settling Party or the SLC of, any fact, matter, or thing; and (iii) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Litigation or any other proceeding. In the event that the Settlement is approved by either the State Court or the Federal Court, but rejected by the other, the Settling Parties shall jointly move the accepting court for an order vacating its Judgment. Upon termination of the Settlement, as provided herein, the Settling Parties to this Stipulation shall be deemed to have reverted to their respective status in the Litigation as of the date and time immediately prior to the execution of this Stipulation, Plaintiffs’ Counsel shall be obligated, jointly and severally, to repay to PSC or its insurers any attorneys’ fees and expenses paid by or on behalf of Defendants within ten (10) days in accordance with ¶ 7.2, and, except as otherwise expressly provided, the Settling Parties shall proceed in all respects as if this Stipulation and any related Orders had not been entered.

          7. Plaintiffs’ Counsel’s Fees And Expenses
          7.1 PSC has agreed, subject to approval by the State Court, that for Plaintiffs’ Counsel’s efforts in filing and prosecuting the Litigation, that Plaintiffs’ Counsel will receive $1,900,000 for their fees and expenses or an amount awarded by the State Court that does not exceed this amount.
          7.2 PSC or its insurers shall pay Plaintiffs’ Counsel court-ordered fees and expenses up to the sum of $1,900,000 within ten (10) business days after PSC receives notice of entry by the State Court of an order approving the Fee and Expense Amount, subject to Plaintiffs’ Counsel’s joint and several obligations to make appropriate refunds or repayments to PSC or its insurers if, as a result of any appeal, further proceedings on remand, or successful collateral attack, the Fee and Expense Amount is reduced or if the Settlement is terminated. Such payment shall constitute final and complete payment for Plaintiffs’ Counsel’s fees and expenses that have been incurred or will be incurred in connection with the prosecution and resolution of the derivative claims asserted in the Litigation and will be paid to the law firm of Schiffrin Barroway Topaz & Kessler, LLP as receiving agent for Plaintiffs’ Counsel.
          7.3 Schiffrin Barroway Topaz & Kessler, LLP shall be solely responsible for distribution of the Fee and Expense Amount and shall be entitled to distribute a percentage of the Fee and Expense Amount among all of Plaintiffs’ Counsel, including those in the Federal Action as per any agreement of Plaintiffs’ Counsel. Defendants shall have no responsibility for the allocation of the fees and expenses distributed among Plaintiffs’ Counsel in the Litigation. Except as expressly provided herein, neither the Company, the Individual Defendants nor any of the Released Persons shall be liable for any fees or expenses of Plaintiffs, any present or former shareholder of the Company, or any of their attorneys, experts, advisors, agents or representatives in connection with the Litigation. There shall be no separate application for attorneys’ fees, costs or expenses in the Federal Action.

          8. Miscellaneous Provisions
          8.1 The Settling Parties agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the terms and conditions of the Stipulation.
          8.2 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or the SLC as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (ii) is intended by the Settling Parties or the SLC to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgments in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
          8.3 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by reference.
          8.4 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

          8.5 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.
          8.6 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.
          8.7 This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them, including facsimile and .pdf counterparts, shall be deemed to be one and the same instrument. A complete set of originally executed counterparts shall be filed with the State Court and the Federal Court. Facsimile and .pdf signatures shall be effective as though original.
          8.8 This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.
          8.9 The State Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the State Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
          8.10 This Stipulation shall be governed by the laws of the Commonwealth of Massachusetts.
          IN WITNESS WHEREOF, the Settling Parties hereto have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: September 5, 2008
Boston, Massachusetts	Respectfully submitted,

/s/ David Pastor	/s/ Thomas J. Dougherty

David Pastor (BBO #391000)	Thomas J. Dougherty (BBO #132300)
GILMAN AND PASTOR, LLP	Peter Simshauser (BBO #665153)
225 Franklin Street, 16th Floor	Michael S. Hines (BBO #653943)
Boston, Massachusetts 02110	SKADDEN, ARPS, SLATE,
(617) 742-9700	MEAGHER & FLOM LLP
One Beacon Street
Eric L. Zagar	Boston, Massachusetts 02108
Michael J. Hynes	(617) 573-4800
J. Daniel Albert
SCHIFFRIN BARROWAY	Counsel for Special Litigation Committee
TOPAZ & KESSLER, LLP	on behalf of Nominal Defendant
280 King of Prussia Road	Progress Software Corporation
Radnor, Pennsylvania 19087
(610) 667-7706

Counsel for State Plaintiffs

/s/ Jeffrey C. Block	/s/ Stuart M. Glass

Glen DeValerio (BBO #122010)	Brian E. Pastuszenski (BBO #391030)
Jeffrey C. Block (BBO #600747)	Stuart M. Glass (BBO #641466)
Nathaniel Orenstein (BBO #664513)	GOODWIN PROCTER LLP
BERMAN DEVALERIO PEASE	Exchange Place
TABACCO BURT & PUCILLO	53 State Street
One Liberty Square	Boston, Massachusetts 02109
Boston, Massachusetts 02109	(617) 570-1000
(617) 542-8300

Salvatore J. Graziano	Counsel for Roger J. Heinen, Jr.
Adam H. Wierzbowski
BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP
1285 Avenue of the Americas, 38th Floor
New York, New York 10019
(212) 554-1400

Counsel for Federal Plaintiff

/s/ Jeffrey B. Rudman	/s/ Inez H. Friedman-Boyce

Jeffrey B. Rudman (BBO #433380)	Joseph F. Savage, Jr. (BBO #443030)
Gregory M. Reiser (BBO #662284)	Inez H. Friedman-Boyce (BBO #630910)
WILMER HALE	GOODWIN PROCTER LLP
60 State Street	Exchange Place
Boston, Massachusetts 02109	53 State Street
(617) 526-6000	Boston, Massachusetts 02109
(617) 570-1000
Counsel for Robert J. Lepkowski and
Arthur J. Marks	Counsel for Joseph W. Alsop

/s/ Meredith A. Wilson

Alan D. Rose, Sr. (BBO #427280)
Alan D. Rose, Jr. (BBO #628871)
Meredith A. Wilson (BBO #652220)
ROSE, CHINITZ & ROSE
One Beacon Street, Fourth Floor
Boston, Massachusetts 02108
(617) 536-0040

Counsel for David Ireland, Richard D. Reidy,
Peter Sliwkowski, David P. Vesty, Michael L. Mark,
Scott A. McGregor, Amram Rasiel,
Larry R. Harris, Chadwick H. Carpenter, Jr.,
Cary L. Johnson, John R. Wark, Michael J. Crismond,
Jennifer J. Bergantino, Eric D. Frey,
Lorne J. Cooper, Hugh Jefferson Ray III,
Gregory J. O’Connor, James W. Storey,
Norman R. Robertson, James D. Freedman,
Joseph A. Andrews and David H. Benton

EXHIBIT A

PROGRESS SOFTWARE CORPORATION
STOCK OPTION GRANT POLICY
The Compensation Committee of the Board of Directors of Progress Software Corporation (together with its subsidiaries, the “Company”) has approved and adopted this policy to promote consistent and efficient administration of stock option grants to the Company’s directors, officers, employees, consultants and key persons.
This policy shall apply to grants of stock options pursuant to the Company’s equity compensation plans (other than employee stock purchase plans).
General Statement of Policy
It is the policy of the Compensation Committee that all stock option awards will be made in strict compliance with the Company’s equity plans and policies and with all applicable laws. Further, it is the policy of the Compensation Committee that neither the Compensation Committee nor any member of the Company management shall manipulate the time of the public release of material information or of any stock option grant with the intent of benefiting a grantee under an equity award. In furtherance of this policy, the Compensation Committee has adopted the specific practices described below.
Grant Approval
The Compensation Committee believes that establishing fixed grant dates for the award of equity grants, to the extent possible, is an important measure to ensure the integrity of the award granting process. All stock option grants, and the terms and conditions thereof, shall be authorized and approved by the Compensation Committee at duly constituted meetings, including telephonic meetings. All minutes of the Compensation Committee shall be prepared by the Corporate Secretary, Assistant Corporate Secretary or Secretary Pro Tem, and shall be duly attested, and shall include the type of grant, the grantee’s name, the plan under which such grant was made, and the grant size. At least three days prior to a meeting of the Compensation Committee at which equity grants are proposed to be made, management shall provide to the Compensation Committee information regarding the proposed grants, including names of grantees, size of each grant, and the proposed vesting start date if other than the grant date. All actions required to grant stock options by the Company’s governance provisions, equity compensation plans and applicable laws, shall be completed, executed, and documented in writing on or prior to the date of the grant.

Quarterly Meetings
The Compensation Committee will meet at least four times a year to make option grants. The meetings will be held on April 15, July 15, October 15 and January 15, provided that the April meeting date will be delayed to the date of the annual stockholder meeting if it is held later than April 15. If any of these dates is not a business day, the meeting will be held on the next business day. Regular option grants to employees will be made twice a year, either at the April and October meetings or at the July and January meetings; provided, however, that option grants to purchase less than 1,000 shares need be made only once a year. Grants for new hires, promotions or special recognition can be made at any of the quarterly meetings.
Semi-Annual Grants to Non-Employee Directors
The semi-annual stock option grants to non-employee directors shall be made by the Board of Directors or Compensation Committee at the above-referenced April and October meetings or at the July and January meetings.
Inducement and Other Special Grants
With respect to inducement and other special grants not otherwise made during a quarterly meeting, the grant date shall be the date on which the Compensation Committee acts at a special meeting to approve the grant, or such later date as specified by the Compensation Committee.
Exercise Price
The exercise price for all option grants will be the fair market value of the stock on the grant date which shall be the closing price of the stock on the grant date. If the grant date is a holiday, then the exercise price shall be the closing price of the stock on the next business day.
Modification of Stock Option Grants
Any change to the terms of a stock option grant following Compensation Committee approval (whether due to administrative or clerical error or otherwise) must be submitted for approval by the Compensation Committee. The date of grant for any stock option involving a modification to any of the material terms of the grant (i.e., the type and amount of stock option to be granted, the vesting schedule, the exercise price and other non-standard material terms of such grant) will be the date of approval by the Compensation Committee of the modified terms or a later date specified by the Compensation Committee in such approval.
Grantee Communication
The Company will provide a notice to each grantee within two weeks after the approval of each grant by the Compensation Committee stating (i) the type and amount of stock options to be granted, (ii) the grant or exercise price, and (iii) the vesting and other material terms of the grant.

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Appointment Of Options Executive
Company management, in consultation with the Compensation Committee, shall designate a Company employee who shall be responsible for ensuring that the Company complies with applicable laws, regulations and accounting standards related to the granting of equity-based compensation, and that the Company’s policies, procedures and equity compensation plans are followed.
Records Retention
Prior to the expiration of a stock option grant and for a minimum of three (3) years thereafter, the Company will retain the following records evidencing the approval of the grant: (i) documents provided to the Compensation Committee prior to its approval of the grant, including documents identifying the names of the grantees, size of grant and grant date; (ii) minutes of the meeting of the Compensation Committee at which the grant is approved; and (iii) records of the grant in the electronic database used by the Company to compile a record of such grants.
Options Accounting
The Audit Committee will meet at least annually with both internal and external auditors to discuss the Company’s methods of accounting for equity-based compensation.
Publication
This Policy shall be posted on the “Corporate Governance” page of the Company’s website.
ADOPTED by the Board of Directors: February 9, 2007
Amendments ADOPTED by the Board of Directors:                                            , 2008

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EXHIBIT B

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT
BUSINESS LITIGATION SESSION

- — - — - — - — - — - — - — - — - — - — - — - -	x
IN RE PROGRESS SOFTWARE CORP.	:	Civil Action
DERIVATIVE LITIGATION	: :	No. 07-1937-BLS2
- — - — - — - — - — - — - — - — - — - — - — - -	x
[PROPOSED] PRELIMINARY APPROVAL ORDER
     WHEREAS, the parties have made an application for an order preliminarily approving the settlement (the “Settlement”) of the above-captioned action (the “Action”) in accordance with the Stipulation of Settlement (the “Stipulation”), which, together with the exhibits attached thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action; and
     WHEREAS, the Court having read and considered the Stipulation and the exhibits attached thereto; and
     WHEREAS, all capitalized terms contained herein shall have the same meaning as set forth in the Stipulation,
     NOW, THEREFORE, IT IS HEREBY ORDERED:
     1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.
     2. A Settlement Hearing shall be held before this Court on                     , 2008, at 2:00 p.m. at the Suffolk Superior Courthouse, 3 Pemberton Square, Courtroom 1017, Boston, Massachusetts 02108 to: (i) determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Progress Software Corporation (“PSC”) and PSC’s shareholders; (ii) consider a Judgment dismissing the Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; (iii) consider Plaintiffs’ counsels’ request for an award of attorneys’ fees and expenses to be paid by PSC or its insurers; and (iv) hear such other matters as the Court may deem necessary and appropriate.
     3. The Court approves, as to form and content, the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing (the “Notice”) attached as Exhibit C to the Stipulation, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order meets the requirements of Mass. Gen Stat. 156D, § 7.45 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons entitled thereto of all matters relating to the Settlement.
     4. Not later than ten (10) days following entry of this Order, PSC shall cause copies of the Notice and Stipulation to be filed with the Securities and Exchange Commission as exhibits to a current report on Form 8-K.
     5. Not later than fourteen (14) days following entry of this Order, PSC shall cause a copy of the Notice to be published once in Investor’s Business Daily or a similar nationally-circulated business publication.
     6. All costs incurred in the filing and publication of the Notice shall be paid by PSC and PSC shall undertake all administrative responsibility for filing and publication of the Notice.

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     7. At least seven (7) days prior to the Settlement Hearing, the SLC’s counsel shall serve on counsel for Plaintiffs and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notice.
     8. Any person who is a PSC shareholder as of the date this Order is entered, may appear and show cause, if any, why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current PSC shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that person has, at least twenty (20) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by overnight mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:
Thomas J. Dougherty
SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM LLP
One Beacon Street
Boston, Massachusetts 02108
Michael J. Hynes
SCHIFFRIN BARROWAY
  TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
Salvatore J. Graziano
BERNSTEIN LITOWITZ BERGER
  & GROSSMANN LLP
1285 Avenue of the Americas, 38th Floor
New York, New York 10019

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Counsel for the SLC shall thereafter promptly serve a copy of such documents and writings in like manner upon counsel for each of the Defendants in the Action. Any person who fails to object in the manner provided above shall be deemed to have waived his, her, or its objection and shall forever be barred from making any such objection in this Action or in any other action or proceeding.
     9. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.
     10. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current PSC shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current PSC shareholders.
     11. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, the Company, and all the Company’s shareholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Parties.
SO ORDERED:

Dated:

Justice of the Superior Court

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EXHIBIT C

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT
BUSINESS LITIGATION SESSION

x

IN RE PROGRESS SOFTWARE CORP.	:	Civil Action
DERIVATIVE LITIGATION	:	No. 07-1937-BLS2
:
x

UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS

x

ARKANSAS TEACHER RETIREMENT	:
SYSTEM, Derivatively on Behalf of PROGRESS SOFTWARE CORPORATION,	:

Plaintiff,	:

vs.	:	Civil Action
No. 08-10757-RCL
JOSEPH W. ALSOP, DAVID IRELAND,	:
RICHARD R. REIDY, NORMAN R. ROBERTSON,
PETER SLIWKOWSKI, DAVID P. VESTY,	:
DAVID H. BENTON, ROGER J. HEINEN, JR.,
MICHAEL L. MARK, SCOTT A. McGREGOR,	:
AMRAM RASIEL, and LARRY R. HARRIS,
:

Defendants,	:

and	:

PROGRESS SOFTWARE CORPORATION,	:

Nominal Defendant.	:
x

NOTICE OF PROPOSED SETTLEMENT
OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO: ALL HOLDERS OF THE COMMON STOCK OF PROGRESS SOFTWARE CORPORATION (“PSC” OR THE “COMPANY”). PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS WILL BE AFFECTED. IF YOU HOLD PSC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.
     YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to In re Progress Software Corp. Derivative Litig., Civil A. No. 07-1937-BLS2 (Mass Super. Ct) (the “State Action”) and Arkansas Teacher Retirement System v. Joseph W. Alsop et al., Civ. A. No. 08-10757-RCL (D. Mass) (the “Federal Action”) (collectively, the “Litigation”), which arise out of allegations of backdating of stock options at the Company. The terms of the Settlement are set forth in a Stipulation of Settlement dated                     , 2008 (the “Stipulation”), which has been furnished as an exhibit to PSC’s                     , 2008 Form 8-K filing with the United Stated Securities and Exchange Commission. If you own PSC common stock, your rights may be affected by the Settlement.
     PLEASE BE FURTHER ADVISED that pursuant to an Order of the Massachusetts Superior Court dated                     , 2008, a hearing (the “Settlement Hearing”) will be held on                     , 2008, at                      p.m., before the Honorable                     , in the Business Litigation Session of the Massachusetts Superior Court (the “State Court”), Suffolk Superior Courthouse, 3 Pemberton Square, Courtroom 1017, Boston, Massachusetts 02108. The purpose of the Settlement Hearing is to (i) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to PSC and PSC’s shareholders; (ii) consider a judgment dismissing the State Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; (iii) consider Plaintiffs’ counsels’ request for an award of attorneys’ fees and expenses to be paid by PSC or its insurers; and (iv) hear such other matters as the State Court may deem necessary and appropriate. If the State Court approves the Settlement, a notice of dismissal will be presented to the United States District Court for the District of Massachusetts to effect the dismissal with prejudice of the Federal Action.
     The Litigation and Settlement address claims alleging that certain of PSC’s current and former directors and officers (“Defendants”) breached their fiduciary duties and other legal obligations to PSC in connection with their approval and/or receipt of backdated stock option grants and in connection with PSC’s public disclosure documents with respect thereto. Each of the Defendants denies and continues to deny all allegations of wrongdoing and deny liability on the claims asserted in the Litigation.
     PSC has received consideration valued at approximately $7 million, in the form of the cancellation of vested stock options, repricing of unvested stock options and cash consideration. In addition, PSC has implemented certain corporate governance reforms and agreed to implement certain additional corporate governance reforms, all of which are designed to prevent the backdating or misdating of equity-based compensation awards.

     If the Settlement is approved, the Litigation will be dismissed with prejudice against all Defendants, and the Defendants will be released by Plaintiffs, PSC and PSC’s shareholders (derivatively on behalf of PSC) from all claims that were or could have been alleged in the Litigation and that arise from the facts and events forming the basis of the Litigation.
     At or before the Settlement Hearing, Plaintiffs’ counsel will apply to the State Court for an award of $1.9 million in attorneys’ fees and for reimbursement of expenses, to be paid solely by PSC or its insurers. Defendants have agreed not to contest this application.
     Any PSC shareholder as of                     , 2008 who objects to the Settlement of the Litigation or the terms thereof, the judgment to be entered in the Litigation, and/or Plaintiffs’ application for fees and expenses, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such evidence or argument may be considered, except by Order of the State Court for good cause shown, unless, no later than                     , 2008, copies of (i) a written notice of intention to appear, identifying the name, address, and telephone number of the objector or other person wishing to be heard and, if represented, their counsel; (ii) a written detailed statement of such person’s specific objections to any matter before the State Court; (iii) account statements or other documentation sufficient to show that the objector is a current PSC shareholder; (iv) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (v) all documents and writings such person desires the State Court to consider, are filed with the State Court and served by hand or overnight delivery upon the following counsel:

Thomas J. Dougherty	Salvatore J. Graziano
SKADDEN, ARPS, SLATE,	BERNSTEIN LITOWITZ BERGER
MEAGHER & FLOM LLP	& GROSSMANN LLP
One Beacon Street	1285 Avenue of the Americas, 38th Floor
Boston, Massachusetts 02108	New York, New York 10019

Michael J. Hynes
SCHIFFRIN BARROWAY
TOPAZ & KESSLER, LLP
280 King of Prussia Road
Radnor, Pennsylvania 19087
     The foregoing description of the Settlement is not intended to be comprehensive. For a complete description of the Settlement terms, please see the Stipulation, which is available as an exhibit to PSC’s                     , 2008 Form 8-K filing with the Securities and Exchange Commission.

Dated , 2008	BY ORDER OF THE COURT.

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EXHIBIT D

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.	SUPERIOR COURT
BUSINESS LITIGATION SESSION

x

IN RE PROGRESS SOFTWARE CORP.	:	Civil Action
DERIVATIVE LITIGATION	:	No. 07-1937-BLS2
:
x

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL
     This matter came before the Court for hearing on                     , 2008 (the “Settlement Hearing”), pursuant to the Order of this Court, dated                     , 2008, and entitled “Preliminary Approval Order,” on the application of the parties hereto for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated September 5, 2008 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any) and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefor, the Court enters this Final Judgment and Order of Dismissal.
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
     1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of this Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.
     3. This Court finds that the Notice of Proposed Settlement of Derivative Action and of Settlement Hearing (the “Notice”) provided to PSC shareholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Mass. Gen. Laws ch. 156D, § 7.45 and the requirements of due process.

     4. Pursuant to Mass. Gen. Laws ch. 156D, § 7.45, this Court hereby finds that the Stipulation and the Settlement are fair, just, reasonable and adequate to, and in the best interests of, PSC, and hereby approves the Stipulation and the Settlement in all respects and directs the Settling Parties to perform the terms thereof, to the extent that they have not already done so.
     5. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. The parties are to bear their own costs, except as otherwise provided in the Stipulation.
     6. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or the SLC as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (ii) is intended by the Settling Parties or the SLC to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgments in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     7. The Court hereby approves the Fee and Expense Amount of $                    , and finds that such fee is fair and reasonable. PSC or its insurers are directed to pay the Fee and Expense Amount in accordance with the terms of the Stipulation.

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     8. Without affecting the finality of this Judgment in any way, this Court hereby retains jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.
SO ORDERED:

Dated:

Justice of the Superior Court

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EXHIBIT E

UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

x

ARKANSAS TEACHER RETIREMENT	:
SYSTEM, Derivatively on Behalf of
PROGRESS SOFTWARE CORPORATION,	:

Plaintiff,	:	Civil Action
No. 08-10757-RCL
vs.	:

JOSEPH W. ALSOP, DAVID IRELAND,	:
RICHARD R. REIDY, NORMAN R. ROBERTSON,
PETER SLIWKOWSKI, DAVID P. VESTY,	:
DAVID H. BENTON, ROGER J. HEINEN, JR.,
MICHAEL L. MARK, SCOTT A. McGREGOR,	:
AMRAM RASIEL, and LARRY R. HARRIS,
:

Defendants,	:

and	:

PROGRESS SOFTWARE CORPORATION,	:

Nominal Defendant.	:
x

[PROPOSED] CONDITIONAL ORDER OF VOLUNTARY DISMISSAL
     THIS CAUSE comes before the Court upon Plaintiff’s Motion for a Conditional Order of Voluntary Dismissal (the “Motion”). Plaintiff seeks entry of an order voluntarily dismissing the above-captioned action (the “Action”) with prejudice contingent upon the judgment approving the settlement and dismissing the parallel state derivative action, In re Progress Software Corp. Derivative Litig., Civil A. No. 07-1937-BLS2, currently pending in the Business Litigation Session of the Massachusetts Superior Court (the “State Action”), becoming Final (“State Action Judgment”). For the purposes of this Order, the Court adopts the meaning of the term “Final” as it has been defined in the Stipulation of Settlement preliminary approved by the court in the State Action, which Stipulation of Settlement has been attached to the Motion as Exhibit 1 (the “Stipulation”).

Upon review and consideration of the Motion, it is
     ORDERED AND ADJUDGED THAT:
     1. The Motion is HEREBY GRANTED.
     2. The form and manner of the proposed notice to shareholders of nominal defendant Progress Software Corporation (“PSC”) as provided for in the Stipulation also constitutes due and sufficient notice to all persons entitled to receive such notice pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
     3. Plaintiff’s counsel SHALL NOTIFY THIS COURT of the State Action Judgment.
     4. Upon receipt of the notification called for in ¶ 3, this Action and all claims raised therein, shall automatically be ADJUDGED DISMISSED WITH PREJUDICE AND ON THE MERITS; and the Clerk of Court is directed to close the file and terminate all pending motions as moot.
     5. No attorneys’ fees, expenses or other costs shall be awarded upon dismissal of this Action.
     6. This Action SHALL BE STAYED for 180 days, pending the notice called for in ¶ 3, and Plaintiff’s counsel SHALL NOTIFY THE COURT of the status of the proceedings in the State Action concerning the final approval of the Stipulation on or about 60 days, and again on or about 120 days after entry of this Order, subject to the prior termination of this Action.

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SO ORDERED:

Dated:

Reginald C. Lindsay
United States District Judge

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